SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                                  FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                April 20, 1999
           ------------------------------------------------
           Date of Report (Date of earliest event reported)


                             PEOPLES BANCORP INC.
         ------------------------------------------------------
         (Exact name of Registrant as specified in its charter)


                                 0-16772
                        ----------------------
                        Commission File Number


         Ohio                                 31-0987416
----------------------------          ----------------------
(State or other jurisdiction             (I.R.S. Employer
of incorporation)                     Identification Number)


           138 Putnam Street
             P.O. Box 738,
            Marietta, Ohio                           45750
----------------------------------------          ----------
(Address of principal executive offices)          (Zip Code)


               Registrant's telephone number, including area code:
                                (614) 373-3155


                                 Not applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)



                        Index to Exhibits on page 3



Item 1.  Changes in Control of Registrant
	Not applicable.

Item 2.  Acquisition or Disposition of Assets
	Not applicable.

Item 3.  Bankruptcy or Receivership
	Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.  Other Events
	On April 20, 1999, Peoples Bancorp Inc. (the "Company") announced that it had sold through PEBO Capital Trust I (the "Trust"), a newly formed subsidiary, $30.0 million of 8.62% Capital Securities. The proceeds will be used by the Trust to purchase, from Peoples Bancorp Inc. Junior Subordinated Debentures due May 1, 2029.
	The Company plans to use the proceeds for general corporate purposes, including additional investments in its subsidiary banks and the repurchase of some of its outstanding common shares. Currently, the Company plans to invest approximately $10.0 million of the proceeds in its largest banking subsidiary, The Peoples Banking and Trust Company. The release is included herewith as
        Exhibit 99.

Item 6.  Resignations of Registrant's Directors
	Not applicable.

Item 7.  Financial Statements and Exhibits
	(a) Non required
	(b) Non required
        (c) Exhibits.


            EXHIBIT NUMBER         DESCRIPTION
            --------------         -----------
                 99                News Release issued April 20, 1999

Item 8.  Change in Fiscal Year
	Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S
	Not applicable.


                              SIGNATURES
                              ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:  April 20, 1999				PEOPLES BANCORP INC.
                                                --------------------
                                                Registrant



                          By:     /s/ ROBERT E. EVANS
                                      Robert E. Evans
                                      President and Chief Executive Officer



                                INDEX TO EXHIBITS


Exhibit Number              Description                             Page
--------------------        ----------------------------------   ---------

      99                    News Release issued April 20, 1999       *


*Filed herewith